Exhibit 99.1

October 16, 2018

Cree Reports Financial Results for the First Quarter of Fiscal Year 2019

DURHAM, N.C. -- Cree, Inc. (Nasdaq: CREE) today announced financial results for its first quarter of fiscal 2019, ended September 23, 2018. Revenue for the first quarter of fiscal 2019 was $408 million, which represents a 13% increase compared to revenue of $360 million for the first quarter of fiscal 2018. GAAP net loss for the first quarter of fiscal 2019 was $11 million, or $0.11 per diluted share. This compares to a GAAP net loss of $20 million, or $0.20 per diluted share, for the first quarter of fiscal 2018. On a non-GAAP basis, net income for the first quarter of fiscal 2019 was $22 million, or $0.22 per diluted share, compared to non-GAAP net income for the first quarter of fiscal 2018 of $4 million, or $0.04 per diluted share.

“Fiscal year 2019 is off to a strong start, with first quarter non-GAAP earnings per share that exceeded the top end of our target range driven by another quarter of robust growth in Wolfspeed combined with strong gross margin improvement in LED Products and Lighting," stated Gregg Lowe, Cree CEO. "This is an excellent result given the headwinds facing the businesses related to tariffs and global trade tensions. While these headwinds may persist for some time, we remain optimistic about the opportunity to increase shareholder value over the long term by executing our strategic plan.”

Business Outlook:

For its second quarter of fiscal 2019 ending December 30, 2018, Cree targets revenue in a range of $398 million to $418 million. GAAP net loss is targeted at $5 million to $10 million, or $0.05 to $0.10 per diluted share. Non-GAAP net income is targeted to be in a range of $15 million to $19 million, or $0.15 to $0.19 earnings per diluted share. Targeted non-GAAP income excludes $25 million of expenses, net of tax, related to stock-based compensation expense, the amortization or impairment of acquisition-related intangibles and interest accretion on our convertible notes' issue costs and fair value adjustments. The GAAP and non-GAAP targets do not include any estimated change in the fair value of Cree’s Lextar investment.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal 2019 first quarter results and the fiscal 2019 second quarter business outlook, including significant factors and assumptions underlying the targets noted above.

The conference call will be available to the public through a live audio web broadcast via the internet. For webcast details, visit Cree's website at investor.cree.com/events.cfm.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available on Cree's website at investor.cree.com/results.cfm.

About Cree, Inc.
Cree is an innovator of Wolfspeed® power and radio frequency (RF) semiconductors, lighting class LEDs and lighting products. Cree’s Wolfspeed product families include SiC materials, power-switching devices and RF devices targeted for applications such as electric vehicles, fast charging inverters, power supplies, telecom and military and aerospace.

Cree’s LED product families include blue and green LED chips, high-brightness LEDs and lighting-class power LEDs targeted for indoor and outdoor lighting, video displays, transportation and specialty lighting applications. Cree’s LED lighting systems and lamps serve indoor and outdoor applications.

For additional product and Company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the Company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the Company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated in the forward-looking statements. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues; price competition in key markets; the risk that we or our channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our commercial Lighting Products segment's results will continue to suffer if new issues arise regarding issues related to product quality for this business; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor's products instead; the risk that the economic and political uncertainty caused by the already imposed and proposed tariffs by the United States on Chinese goods, and corresponding Chinese tariffs in response, may negatively impact demand for our products; product mix; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that customers do not maintain their favorable perception of our brand and products, resulting in lower demand for our products; the risk that our products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs, including costs associated with warranty returns or the potential recall of our products; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that we are not able to enter into acceptable contractual arrangements with the significant customers of the acquired Infineon Technologies AG (Infineon) RF Power business or otherwise not fully realize anticipated benefits of the transaction; the risk that retail customers may alter promotional pricing, increase promotion of a competitor's products over our products or reduce their inventory levels, all of which could negatively affect product demand; the risk that our investments may experience periods of significant stock price volatility causing us to recognize fair value losses on our investment; the risk posed by managing an increasingly complex supply chain that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; our ability to complete development and commercialization of products under development, such as our pipeline of Wolfspeed products, improved LED chips,

LED components, and LED lighting products; risks related to our multi-year warranty periods for LED lighting products; risks associated with acquisitions, divestitures, joint ventures or investments generally; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 24, 2018, and subsequent reports filed with the SEC. These forward-looking statements represent Cree's judgment as of the date of this release. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any intent or obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree® and Wolfspeed® are registered trademarks of Cree, Inc.

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF LOSS
(in thousands, except per share amounts and percentages)

	Three Months Ended
	September 23, 2018	September 24, 2017
Revenue, net	$408,267	$360,398
Cost of revenue, net	280,099	260,066
Gross profit	128,168	100,332
Gross margin percentage	31.4%	27.8%

Operating expenses:
Research and development	45,965	41,859
Sales, general and administrative	72,690	62,964
Amortization or impairment of acquisition-related intangibles	8,495	6,792
Loss on disposal or impairment of long-lived assets	493	2,825
Total operating expenses	127,643	114,440

Operating income (loss)	525	(14,108)
Operating loss percentage	0.1%	(3.9)%

Non-operating expense, net	(9,505)	(1,068)
Loss before income taxes	(8,980)	(15,176)
Income tax expense	2,154	4,697
Net loss	(11,134)	(19,873)
Net loss attributable to non-controlling interest	(67)	(16)
Net loss attributable to controlling interest	($11,067)	($19,857)

Diluted loss per share	($0.11)	($0.20)

Shares used in diluted per share calculation	101,884	97,811

CREE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	September 23, 2018	June 24, 2018

ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$665,540	$387,085
Accounts receivable, net	207,565	153,875
Income tax receivable	2,837	2,434
Inventories	306,389	296,015
Prepaid expenses	26,674	28,310
Other current assets	20,793	20,191
Current assets held for sale	—	2,180
Total current assets	1,229,798	890,090
Property and equipment, net	668,299	661,319
Goodwill	620,330	620,330
Intangible assets, net	381,396	390,054
Other long-term investments	50,240	57,501
Deferred income taxes	5,713	6,451
Other assets	11,838	11,800
Total assets	$2,967,614	$2,637,545

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$147,214	$151,307
Accrued salaries and wages	56,552	53,458
Income taxes payable	137	—
Accrued contract liabilities	51,250	—
Other current liabilities	38,443	43,528
Total current liabilities	293,596	248,293

Long-term liabilities:
Long-term debt	—	292,000
Convertible notes, net	452,590	—
Deferred income taxes	2,331	3,056
Other long-term liabilities	20,399	22,115
Total long-term liabilities	475,320	317,171

Shareholders’ equity:
Common stock	127	127
Additional paid-in-capital	2,676,507	2,549,123
Accumulated other comprehensive income, net of taxes	664	596
Accumulated deficit	(483,478)	(482,710)
Total shareholders’ equity	2,193,820	2,067,136
Non-controlling interest	4,878	4,945
Total liabilities and equity	$2,967,614	$2,637,545

CREE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 23, 2018	September 24, 2017
	(In thousands)
Cash flows from operating activities:
Net loss	($11,134)	($19,873)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,812	37,400
Amortization of debt issuance costs and discount	1,786	—
Stock-based compensation	12,053	10,135
Loss on disposal or impairment of long-lived assets	494	2,824
Amortization of premium/discount on investments	787	1,310
Loss on equity investment	6,664	3,267
Foreign exchange loss (gain) on equity investment	597	(199)
Deferred income taxes	(2)	3,133
Changes in operating assets and liabilities:
Accounts receivable, net	(53,559)	(5,996)
Inventories	(10,144)	6,960
Prepaid expenses and other assets	96	9,323
Accounts payable, trade	(3,703)	6,442
Accrued salaries and wages and other liabilities	50,245	(603)
Net cash provided by operating activities	33,992	54,123
Cash flows from investing activities:
Purchases of property and equipment	(36,589)	(36,450)
Purchases of patent and licensing rights	(3,153)	(2,476)
Proceeds from sale of property and equipment	230	327
Purchases of short-term investments	(145,843)	(117,607)
Proceeds from maturities of short-term investments	58,300	119,928
Proceeds from sale of short-term investments	24,790	1,974
Net cash used in investing activities	(102,265)	(34,304)
Cash flows from financing activities:
Proceeds from issuing shares to non-controlling interest	—	4,900
Payment of acquisition-related contingent consideration	—	(1,850)
Proceeds from long-term debt borrowings	95,000	95,000
Payments on long-term debt borrowings	(387,000)	(99,000)
Proceeds from convertible notes	575,000	—
Payments of debt issuance costs	(12,938)	—
Net proceeds from issuance of common stock	15,491	119
Net cash provided by (used in) financing activities	285,553	(831)
Effects of foreign exchange changes on cash and cash equivalents	113	473
Net increase in cash and cash equivalents	217,393	19,461
Cash and cash equivalents:
Beginning of period	118,924	132,597
End of period	$336,317	$152,058
Supplemental disclosure of cash flow information:
Significant non-cash transactions:
Accrued property and equipment	$15,445	$18,909

CREE, INC.
UNAUDITED FINANCIAL RESULTS BY OPERATING SEGMENT
(in thousands, except percentages)

The following table reflects the results of the Company's reportable segments as reviewed by the Company's Chief Executive Officer, its Chief Operating Decision Maker or CODM, for the three months ended September 23, 2018 and the three months ended September 24, 2017. The CODM does not review inter-segment transactions when evaluating segment performance and allocating resources to each segment. As such, total segment revenue is equal to the Company's consolidated revenue.

	Three Months Ended
	September 23, 2018	September 24, 2017	Change
Wolfspeed revenue	$127,375	$66,154	$61,221	93%
Percent of revenue	31.2%	18.4%
LED Products revenue	146,802	144,520	2,282	2%
Percent of revenue	36.0%	40.1%
Lighting Products revenue	134,090	149,724	(15,634)	(10)%
Percent of revenue	32.8%	41.5%
Total revenue	$408,267	$360,398	$47,869	13%

	Three Months Ended
	September 23, 2018	September 24, 2017	Change
Wolfspeed gross profit	$60,415	$32,398	$28,017	86%
Wolfspeed gross margin	47.4%	49.0%
LED Products gross profit	41,283	38,810	2,473	6%
LED Products gross margin	28.1%	26.9%
Lighting Products gross profit	31,058	31,883	(825)	(3)%
Lighting Products gross margin	23.2%	21.3%
Unallocated costs	(3,376)	(2,759)	(617)	(22)%
COGS acquisition related costs	(1,212)	—	(1,212)	(100)%
Consolidated gross profit	$128,168	$100,332	$27,836	28%
Consolidated gross margin	31.4%	27.8%

Reportable Segments Description

The Company's Wolfspeed segment's products consists of silicon carbide (SiC) and gallium nitride (GaN) materials, and power devices and RF devices based on silicon (Si) and wide bandgap semiconductor materials. The Company's LED Products segment's products include LED chips and LED components. The Company's Lighting Products segment's products consist of LED lighting systems and lamps.

Financial Results by Reportable Segment

The Company's CODM reviews gross profit as the lowest and only level of segment profit. As such, all items below gross profit in the consolidated statements of loss must be included to reconcile the consolidated gross profit presented in the preceding table to the Company's consolidated loss before taxes.

The Company allocates direct costs and indirect costs to each segment's cost of revenue. The allocation methodology is based on a reasonable measure of utilization considering the specific facts and circumstances of the costs being allocated.

Certain costs are not allocated when evaluating segment performance. These unallocated costs consist primarily of manufacturing employees' stock-based compensation, expenses for profit sharing and quarterly or annual incentive plans, and matching contributions under the Company's 401(k) Plan.
The cost of goods sold (COGS) acquisition related cost adjustment includes RF Power acquisition costs impacting cost of revenue for fiscal 2019. These costs were not allocated to the reportable segments' gross profit for fiscal 2019 because they represent an adjustment which does not provide comparability to the corresponding prior period and therefore were not reviewed by the Company's CODM when evaluating segment performance and allocating resources.

Non-GAAP Measures of Financial Performance

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross margin, non-GAAP operating income, non-GAAP non-operating income, net, non-GAAP net income, non-GAAP diluted earnings per share and free cash flow.

Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which are expenses less expenses in the various categories described below. Both our GAAP targets and non-GAAP targets do not include any estimated changes in the fair value of our Lextar investment.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the Company's current financial performance and the Company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include the items listed below and the income tax effects associated with the foregoing. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company's financial results.
Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock, performance stock awards and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Costs related to the RF Power acquisition. The Company incurred transaction, transition and integration costs in fiscal 2018 and 2019 in conjunction with the purchase of certain assets of the Infineon Technologies AG RF Power ("RF Power") business. Cree excludes these items because they have no direct correlation to the ongoing operating results of Cree's business.
Amortization or impairment of acquisition-related intangibles. Cree incurs amortization or impairment of acquisition-related intangibles in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the ongoing operating results of Cree's business.

Lighting Products segment restructuring charges or gains. In April 2018, the Company approved a plan to restructure the Lighting Products segment. In September 2018, the Company revised the plan to include additional cost saving initiatives. The restructuring, which is expected to be completed during the second quarter of fiscal 2019, aims to realign the Company's cost base with the long-range business strategy that was announced February 26, 2018. The components of the restructuring include the sale or abandonment of certain equipment, facility consolidation, and elimination of certain positions. Because these charges relate to assets which have been retired prior to the end of their estimated useful lives and severance costs for eliminated positions, Cree does not believe these charges are reflective of ongoing operating results. Similarly, Cree does not consider the realized losses on sale of assets relating to the restructuring to be reflective of ongoing operating results.
Changes in the fair value of our Lextar investment. The Company's common stock ownership investment in Lextar Electronics Corporation is accounted for utilizing the fair value option. As such, changes in fair value are recognized in income, including fluctuations due to the exchange rate between the New Taiwan Dollar and the United States Dollar. Cree excludes the impact of these gains or losses from its non-GAAP measures because they are non-cash impacts that Cree does not believe are reflective of ongoing operating results. Additionally, Cree excludes the impact of dividends received on its Lextar investment as Cree does not believe it is reflective of ongoing operating results.
Accretion on convertible notes. In August 2018, the Company issued $575 million in convertible notes resulting in interest accretion on the convertible notes' issue costs and fair value adjustments. Management considers these items as either limited in term or having no impact on the Company's cash flows, and therefore has excluded such items to facilitate a review of current operating performance and comparisons to our past operating performance.
Income tax effects of the foregoing non-GAAP items. This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income. Non-GAAP net income is presented using a non-GAAP tax rate. The Company’s non-GAAP tax rate represents a recalculation of the GAAP tax rate reflecting the exclusion of the non-GAAP items.
Cree expects to incur many of these same expenses, including income taxes associated with these expenses, in future periods. In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance and liquidity. Free cash flow represents operating cash flows less net purchases of property and equipment and patent and licensing rights. Cree considers free cash flow to be an operating performance and a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, a portion of which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of operating performance and liquidity is that it does not represent the residual cash flow available to the company for discretionary expenditures, as it excludes certain mandatory expenditures such as debt service.

CREE, INC.
Unaudited Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts and percentages)

Non-GAAP Gross Margin

	Three Months Ended
	September 23, 2018	September 24, 2017
GAAP gross profit	$128,168	$100,332
GAAP gross margin percentage	31.4%	27.8%
Adjustment:
Stock-based compensation expense	1,872	1,775
Costs related to the RF Power acquisition	1,212	—
Total adjustments to GAAP gross profit	$3,084	$1,775
Non-GAAP gross profit	$131,252	$102,107
Non-GAAP gross margin percentage	32.1%	28.3%

Non-GAAP Operating Income

	Three Months Ended
	September 23, 2018	September 24, 2017
GAAP operating income (loss)	$525	($14,108)
GAAP operating income (loss) percentage	0.1%	(3.9)%
Adjustments:
Stock-based compensation expense:
Cost of revenue, net	1,872	1,775
Research and development	2,133	2,457
Sales, general and administrative	8,048	5,903
Total stock-based compensation expense	12,053	10,135
Amortization or impairment of acquisition-related intangibles	8,495	6,792
Costs associated with Lighting business restructuring	4,484	—
Costs related to the RF Power acquisition	1,634	—
Total adjustments to GAAP operating loss	26,666	16,927
Non-GAAP operating income	$27,191	$2,819
Non-GAAP operating income percentage	6.7%	0.8%

Non-GAAP Non-Operating (Expense) Income, net

	Three Months Ended
	September 23, 2018	September 24, 2017
GAAP non-operating (expense), net	($9,505)	($1,068)
Adjustment:
Net changes in the fair value of the Lextar investment	7,274	3,067
Accretion on convertible notes	1,786	—
Non-GAAP non-operating (expense) income, net	($445)	$1,999

Non-GAAP Net Income

	Three Months Ended
	September 23, 2018	September 24, 2017
GAAP net loss	($11,067)	($19,857)
Adjustments:
Stock-based compensation expense	12,053	10,135
Amortization or impairment of acquisition-related intangibles	8,495	6,792
Costs associated with Lighting business restructuring	4,484	—
Costs related to the RF Power acquisition	1,634	—
Net changes in the fair value of the Lextar investment	7,274	3,067
Accretion of convertible notes	1,786	—
Total adjustments to GAAP net loss before provision for income taxes	35,726	19,994
Income tax effect	(2,661)	3,974
Non-GAAP net income	$21,998	$4,111

Non-GAAP earnings per share
Non-GAAP diluted earnings per share	$0.22	$0.04

Shares used in non-GAAP diluted earnings per share calculation
Non-GAAP shares used	101,884	97,811

Free Cash Flow

	Three Months Ended
	September 23, 2018	September 24, 2017
Cash flows from operations	$33,992	$54,123
Less: PP&E spending	(36,589)	(36,450)
Less: Patents spending	(3,153)	(2,476)
Total free cash flow	($5,750)	$15,197

CREE, INC.
Business Outlook Unaudited GAAP to Non-GAAP Reconciliation
(in millions)

Three Months Ended
December 30, 2018
GAAP net loss outlook range	($6) to ($10)
Adjustments:
Stock-based compensation expense	13
Amortization or impairment of acquired intangibles	7
Accretion on convertible notes	6
Total adjustments to GAAP net loss before provision for income taxes	26
Income tax effect	0 to 1
Non-GAAP net income outlook range	$15 to $19

Contact:
Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Phone: 919-407-7895
investorrelations@cree.com

Source: Cree, Inc.